UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2025

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

12 Abba Hillel Road Ramat-Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972-3-7564999
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0135 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $1,552.50 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the extraordinary general meeting of Silexion Therapeutics Corp (the “Company”) originally held on August 12, 2025 and reconvened on August 19, 2025 (the “Meeting”), the shareholders of the Company duly approved a resolution serving as an effective amendment to paragraph 5 of the Company’s amended and restated memorandum of association (the “Memorandum Amendment”), which increased the Company's authorized share capital, as described in Item 5.07 below. The Memorandum Amendment was filed with the Registrar of Companies of the Cayman Islands on August 19, 2025, at which time it became effective.

The above description of the Memorandum Amendment is a summary of the material terms thereof and is qualified in its entirety by reference to the Memorandum Amendment, a copy of which is attached as Exhibit 3.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 19, 2025, the Company reconvened the Meeting, which had been adjourned on August 12, 2025 due to the absence of a quorum. At the reconvened Meeting, holders of an aggregate of 1,459,924 ordinary shares, representing approximately 16.8% of the Company’s issued and outstanding ordinary shares, were present either in person or by proxy. Pursuant to Article 21.3 of the Company’s amended and restated articles of association (the “Articles”), following the lapse of a half hour from the scheduled commencement time of the reconvened Meeting, and in the absence of a quorum (defined as the presence of shareholders holding a majority of the Company’s issued and outstanding ordinary shares), the shareholders then present constituted a quorum for the purpose of transacting business at the Meeting.

At the reconvened Meeting, the Company’s shareholders voted on the following proposal:

A proposal to increase the Company’s authorized share capital from US$20,000, divided into 1,481,482 ordinary shares with a par value of US$0.0135 each, to US$121,500, divided into 9,000,000 ordinary shares with a par value of US$0.0135 each.

The result of the vote on this proposal was as follows:

Number of Votes and % of Votes in Favor (Excluding Abstentions)	Number of Votes and % of Votes Against (Excluding Abstentions)	Abstentions
699,871 (59.8%)	470,828 (40.2%)	289,225

Based on the above vote result, the proposal was approved by the affirmative vote of a simple majority of the shareholders present, thereby satisfying the requisite approval threshold set forth in Article 17.1.1 of the Articles.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
3.1          Memorandum Amendment, dated August 19, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: August 19, 2025	By:	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chief Executive Officer